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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2005

CompuCredit Corporation
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	000-25751 (Commission File Number)	58-2336689 (I.R.S. Employer Identification No.)

245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia, 30346
(Address of principal executive offices)

Registrant's telephone number, including area code: 770-206-6200

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

        On May 23, 2005, CompuCredit Corporation (the "Company") announced the sale of $250,000,000 aggregate principal amount of its Convertible Senior Notes due 2025 (the "Notes") to initial purchasers of the Notes. The Notes will be resold to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Act"). The Company has also granted the initial purchasers a 13-day option to purchase up to an additional $50,000,000 aggregate principal amount of the Notes.

        The Company will pay interest on the Notes until maturity on May 30, 2025, subject to earlier repurchase, redemption or conversion. During certain periods and subject to certain conditions, holders of the Notes may convert the Notes into cash and shares of the common stock, no par value per share, of the Company, if any, subject to adjustment.

        A copy of the press release announcing the sale of the Notes is included as Exhibit 99.1 hereto and incorporated by reference into this Item 7.01.

        This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the Notes. The Notes have not been registered under the Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 99.1	Press Release issued May 23, 2005 regarding sale of Convertible Senior Notes due 2025.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCREDIT CORPORATION
Dated: May 23, 2005	By:	/s/ J.PAUL WHITEHEAD, III J.Paul Whitehead, III Chief Financial Officer

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EXHIBIT INDEX

Form 8-K
May 23, 2005

Filed
Exhibit No.
	Description	Herewith	By Reference
99.1	Press Release issued May 23, 2005.	X

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QuickLinks

  Item 7.01 Regulation FD Disclosure.
  Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX